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                                                                     EXHIBIT 2.3

                                                                  EXECUTION COPY

                        AMENDMENT No. 2, dated as of June 15, 2004 (this "Amendment") to the BUSINESS COMBINATION AGREEMENT, dated as of October 27, 2003 (as previously amended, the "BCA"), between BROWN & WILLIAMSON TOBACCO CORPORATION, a Delaware corporation, and R.J. REYNOLDS TOBACCO HOLDINGS, INC., a North Carolina corporation, with REYNOLDS AMERICAN INC. becoming a party to such agreement pursuant to a Joinder Agreement, dated as of January 9, 2004.

            WHEREAS, the parties hereto have previously entered into the BCA and, subject to the terms and conditions set forth in the BCA, have agreed to engage in the Transactions (such term and each other capitalized term used, but not defined in this Amendment having the meaning assigned to such term in the
BCA);

            WHEREAS, Section 2.03 of the form of Formation Agreement attached as Exhibit A to the BCA provides, among other things, that if the assignment by B&W to B&W Opco of any Contributed Asset (as defined in the Formation Agreement) would require the consent of a third person and such consent shall not have been obtained prior to effectiveness of the Formation Agreement, such asset shall not be assigned unless and until such consent is obtained;

            WHEREAS, B&W is party to the Comprehensive Settlement Agreement and Release, dated as of January 16, 1998, among the State of Texas, Philip Morris Incorporated, R.J. Reynolds Tobacco Company, B&W, Lorillard Tobacco Company and United States Tobacco Company, as amended by the Stipulation of Amendment to Settlement Agreement and For Entry of Consent Decree, dated as of July 24, 1998, and as further amended by the Agreement of Amendment to Settlement Agreement, dated as of June 8, 2001 (as so amended, the "Texas Settlement Agreement");

            WHEREAS, it is the intent of the parties to the BCA that, consistent with Section 2.03 of the Formation Agreement, the Texas Settlement Agreement not be assigned by B&W to B&W Opco unless and until such time as all required consents under the Texas Settlement Agreement for such assignment shall have been obtained or as otherwise permitted by an order of the United States District Court for the Eastern District of Texas, Texarkana Division, or appellate courts thereof;

            WHEREAS, on May 27, 2004, the Office of the Attorney General of the State of Texas filed a motion in the United States District Court for the Eastern District of Texas, Texarkana Division, alleging that B&W has violated the Texas Settlement Agreement by agreeing to assign the Texas Settlement Agreement to B&W Opco without the State's consent;

            WHEREAS, the parties believe that the State of Texas's allegations reflect a misunderstanding of the terms of the BCA and of the parties' intent; and

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            WHEREAS, to address the State of Texas's concerns and to confirm the parties' understanding, the parties desire to make the following amendments to Exhibit A to the BCA;

            NOW, THEREFORE, the parties hereto agree as follows:

            SECTION 1. Amendment to the Formation Agreement. Article II of Exhibit A to the BCA is hereby amended by inserting the following new Section
2.08 at the end thereof:

                  "SECTION 2.08. Texas Settlement Agreement. The parties hereto hereby acknowledge and agree that (a) consistent with Section 2.03, the Texas Settlement Agreement (as defined below) shall not be assigned by B&W to B&W Opco unless and until such time as all required consents under the Texas Settlement Agreement for such assignment shall have been obtained or as otherwise permitted by an order of the United States District Court for the Eastern District of Texas, Texarkana Division, or appellate courts thereof, (b) this Agreement shall not purport to release B&W from its obligations under the Texas Settlement Agreement to the State of Texas or any other party to the Texas Settlement Agreement except in accordance with the terms of the Texas Settlement Agreement or as otherwise permitted by an order of the United States District Court for the Eastern District of Texas, Texarkana Division, or appellate courts thereof, and (c) consistent with Section 3.01, upon effectiveness of this Agreement, B&W Opco shall assume, satisfy, perform, pay and discharge all Liabilities of B&W under the Texas Settlement Agreement, which are Assumed Liabilities, and such Assumed Liabilities shall be subject to the provisions of Article V.

                  "Texas Settlement Agreement" means the Comprehensive Settlement Agreement and Release, dated as of January 16, 1998, among the State of Texas, Philip Morris Incorporated, R.J. Reynolds Tobacco Company, B&W, Lorillard Tobacco Company and United States Tobacco Company, as amended by the Stipulation of Amendment to Settlement Agreement and For Entry of Consent Decree, dated as of July 24, 1998, and as further amended by the Agreement of Amendment to Settlement Agreement, dated as of June 8, 2001."

            SECTION 2. Amendment Part of the BCA. This Amendment shall be considered to be a part of the BCA and shall be subject to the provisions thereof, including Article IX thereof. Except as expressly set forth herein, the BCA shall continue in full force and effect without waiver, modification or amendment.

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            IN WITNESS WHEREOF, this Amendment has been duly executed by the parties hereto as of the date first above written.

                                   BROWN & WILLIAMSON TOBACCO
                                   CORPORATION,

                                      by TIMOTHY J. HAZLETT
                                         --------------------------------
                                         Name: Timothy J. Hazlett
                                         Title: VP, Secretary & Corporate
                                                General Counsel

                                   R.J. REYNOLDS TOBACCO HOLDINGS,
                                   INC.,

                                      by McDARA P. FOLAN
                                         ---------------------------------
                                         Name: McDara P. Folan
                                         Title: VP, Deputy G.C. and Secretary

                                      by CHARLES A. BLIXT
                                         ---------------------------------
                                         Name: Charles A. Blixt
                                         Title: EVP G.C. and Secretary